UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 16, 2015

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Loan Modification Agreement with Silicon Valley Bank

On March 16, 2015, Real Goods Solar, Inc.’s (the “Company”) wholly-owned subsidiaries Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.—Mercury Solar, Elemental Energy, LLC and Sunetric Management LLC entered into a Ninth Loan Modification Agreement (the “SVB Amendment”) with Silicon Valley Bank to extend the maturity date of the revolving line of credit under the Loan and Security Agreement, dated December 19, 2011 (the “SVB Loan”), from March 17, 2015 to March 15, 2016. Further, the SVB Amendment also restates certain financial covenants of the SVB Loan, reduces the revolving line amount available at any one time from $5.5 million to $5 million, and removes the $1 million reserve under the Availability Amount (as defined in the SVB Loan) based upon the borrowing base calculation set forth in the SVB Loan. In connection with the SVB Amendment, the Company paid a $50,000 fee to Silicon Valley Bank.

Extension of Maturity Date of Riverside Debt

On March 16, 2015, the Company and Riverside Fund III, L.P. (“Riverside Fund”) extended the maturity dates of two loans in the aggregate principal amount of $3.15 million made by Riverside Fund to the Company (the “Riverside Loans”). The parties extended the maturity date of each of the $3.0 million loan and the $150,000 loan from March 31, 2015 to March 31, 2016 and entered into two Fourth Amended and Restated Promissory Notes. In connection with the extension, the Company and its wholly-owned subsidiaries Real Goods Energy Tech, Inc., Alteris Renewables, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.—Mercury Solar, Elemental Energy, LLC and Sunetric Management LLC entered into a Security Agreement pursuant to which they granted a second priority security interest in substantially all their assets to Riverside Fund to secure the Riverside Loans.

Riverside Renewable Energy Investment LLC (“Riverside”), the Company’s largest shareholder, is a wholly-owned subsidiary of Riverside Fund. Riverside Fund made the Riverside Loans pursuant to the terms of the Shareholders Agreement, dated as of December 19, 2011, between the Company and Riverside. David Belluck, one of the Company’s directors and the Chairman of the Company’s Board of Directors, controls Riverside Partners III, LLC, which is the general partner of Riverside Partners III, L.P., which is the general partner of Riverside Fund. Riverside currently owns approximately 12.7% of the Company’s outstanding Class A common stock.

The descriptions of the SVB Amendment, Riverside Loans and Security Agreement are each qualified in their entirety by reference to the agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 8.01	Other Events.

On March 17, 2015, the Company issued a press release announcing the extension of the SVB Loan and the Riverside Loans. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Ninth Loan Modification Agreement, dated March 16, 2015, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.—Mercury Solar, Elemental Energy, LLC and Sunetric Management LLC and Silicon Valley Bank

10.2	Fourth Amended and Restated Promissory Note for $3,000,000, dated March 16, 2015, between Real Goods Solar, Inc. and Riverside Fund III, L.P.

10.3	Fourth Amended and Restated Promissory Note for $150,000, dated March 16, 2015, between Real Goods Solar, Inc. and Riverside Fund III, L.P.

10.4	Security Agreement, dated March 16, 2015, among Real Goods Solar, Inc., Real Goods Energy Tech, Inc., Alteris Renewables, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.—Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Riverside Fund III, L.P.

99.1	Press Release issued by Real Goods Solar, Inc. on March 17, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer and Acting Principal Financial Officer

Date: March 18, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Ninth Loan Modification Agreement, dated March 16, 2015, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.—Mercury Solar, Elemental Energy, LLC and Sunetric Management LLC and Silicon Valley Bank

10.2	Fourth Amended and Restated Promissory Note for $3,000,000, dated March 16, 2015, between Real Goods Solar, Inc. and Riverside Fund III, L.P.

10.3	Fourth Amended and Restated Promissory Note for $150,000, dated March 16, 2015, between Real Goods Solar, Inc. and Riverside Fund III, L.P.

10.4	Security Agreement, dated March 16, 2015, among Real Goods Solar, Inc., Real Goods Energy Tech, Inc., Alteris Renewables, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.—Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Riverside Fund III, L.P.

99.1	Press Release issued by Real Goods Solar, Inc. on March 17, 2015